UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

REVIV3 PROCARE COMPANY*

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	47-4125218 (I.R.S. Employer Identification No.)

901 Fremont Avenue, Unit 158, Alhambra, CA (Address of Principal Executive Offices)	91803 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Common Stock, par value $0.0001 per share	The NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

* The Registrant is currently named Reviv3 Procare Company. Prior to the consummation of the Listing (as defined in this Form 8-A), the Registrant plans to change its name to “AXIL Brands, Inc.”

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by Reviv3 Procare Company, a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the listing of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) on the NYSE American LLC (the “Listing”). The Company plans to change its name from “Reviv3 Procare Company” to “AXIL Brands, Inc.” prior to the consummation of the Listing. The Common Stock will trade on the NYSE American under the trading symbol “AXIL.”

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the securities registered hereunder, the Common Stock of the Company, reference is made to the information set forth under the heading “Description of Reviv3 Procare Company Common Stock” in Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the year ended May 31, 2022, filed with the SEC on August 25, 2022, which information is incorporated herein by reference.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Company are registered on the NYSE American LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2024	REVIV3 PROCARE COMPANY

	By:	/s/ Jeff Toghraie
	Name:	Jeff Toghraie
	Title:	Chief Executive Officer